Exhibit 99.1

Dorian LPG Ltd. Declares Irregular Cash Dividend of $1.25 Per Share

and Announces Second Quarter 2027 Earnings Conference Call Date

STAMFORD, Conn., October 30, 2026 -- Dorian LPG Ltd. (NYSE: LPG) (the "Company" or "Dorian LPG"), a leading owner and operator of modern and ECO very large gas carriers (“VLGCs”), today announced that its Board of Directors has declared an irregular cash dividend of $1.25 per share of the Company’s common stock, returning approximately $53.7 million of capital to shareholders. The irregular dividend is payable on or about November 24, 2026 to all shareholders of record as of the close of business on November 9.

Earnings Conference Call

A conference call to discuss the results will be held on November 5, 2026 at 10:00 a.m. ET. The conference call can be accessed live by dialing 1-800-579-2543, or for international callers, 1-785-424-1789, and requesting to be joined into the Dorian LPG call.

A live webcast of the conference call will also be available under the investor section at www.dorianlpg.com.

A replay will be available at 1:00 p.m. ET the same day and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 11162752. The replay will be available until November 12, 2026, at 11:59 p.m. ET.

Forward-Looking & Other Cautionary Statements

The cash dividend referenced in this release is an irregular dividend. All declarations of dividends are subject to the determination and discretion of our Board of Directors based on its consideration of various factors, including the Company’s results of operations, financial condition, level of indebtedness, anticipated capital requirements, contractual restrictions, restrictions in its debt agreements, restrictions under applicable law, its business prospects and other factors that our Board of Directors may deem relevant.

This press release contains "forward-looking statements." Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "may," "will," "should" and similar expressions are forward-looking statements. These statements are not historical facts but instead represent only the Company's current expectations and observations regarding future results, many of which, by their nature are inherently uncertain and outside of the Company's control. Where the Company expresses an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, the Company’s forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements. The Company’s actual results may differ, possibly materially, from those anticipated in these forward-looking statements as a result of certain factors, including changes in the Company’s financial resources and operational capabilities and as a result of certain other factors listed from time to time in the Company's filings with the U.S. Securities and Exchange Commission. For more information about risks and uncertainties associated with Dorian LPG’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Dorian LPG’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. The Company does not assume any obligation to update the information contained in this press release.

About Dorian LPG Ltd.

Dorian LPG is a leading owner and operator of modern VLGCs that transport liquefied petroleum gas globally. Dorian LPG's fleet of twenty-two modern VLGCs currently includes five dual-fuel ECO VLGCs, sixteen ECO VLGCs, and one modern VLGC. Its business is centered around safe, reliable, clean and trouble-free transportation for its customers. Dorian LPG has offices in Stamford, Connecticut, USA; Copenhagen, Denmark; and Athens, Greece. For more information visit www.dorianlpg.com.

Visit our website at www.dorianlpg.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

Contact Information

Ted Young

Chief Financial Officer

+1 (203) 674-9900

IR@dorianlpg.com

Source: Dorian LPG Ltd.